UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2019

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 17, 2019, an existing investor (the “Lender”) of Bionik Laboratories Corp. (the “Company”) subscribed for a convertible promissory note (the “Note”) and loaned to the Company an aggregate of $1,000,000 (the “Loan”). The Loan represent an additional tranche borrowed pursuant to an up to $9,000,000 convertible note offering (the “Offering”), for total borrowed principal through July 17, 2019 of $4,010,000.

The Company intends to use the net proceeds from the Loan for the Company’s working capital and general corporate purposes.

The Note bears interest at a fixed rate of 1% per month, computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of (the “Maturity Date”): (a) March 30, 2020 and (b) the consummation of the Offering, provided that the Company raises in one or more tranches aggregate gross proceeds of no less than US$9,000,000 (“Qualified Financing”).

The Note will be convertible into equity of the Company upon the following events on the following terms:

•	On the Maturity Date without any action on the part of the Lender, the outstanding principal and accrued and unpaid interest under the Note will be converted into shares of common stock at a conversion price of US$6.80 per share (the “Conversion Price”).

•	Upon a change of control transaction prior to the Maturity Date, the outstanding principal and accrued and unpaid interest under the Note would, at the election of the holders of a majority of the outstanding principal of the loans under the Offering, be either (i) payable upon demand as of the closing of such change of control transaction or (ii) convertible into shares of the Company’s common stock immediately prior to such change of control transaction at a price per share equal to the lesser of (x) the Conversion Price, or (y) the per share consideration to be received by the holders of the common stock in such change of control transaction.

The Note contains customary events of default, which, if uncured, entitle the Lender to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, his Note.

The foregoing is a brief description of the subscription of the Note and the terms of the Note and is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the form of the Note, the forms of which are included as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 17, 2019, each of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Note is incorporated by reference herein. The Note and, unless subsequently registered, the shares underlying the Note, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 19, 2019

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer